Earnings Release

Mastercard Incorporated Reports First Quarter 2024 Financial Results

•First quarter net income of $3.0 billion, and diluted earnings per share (EPS) of $3.22
•First quarter adjusted net income of $3.1 billion, and adjusted diluted EPS of $3.31
•First quarter net revenue of $6.3 billion, an increase of 10%, or 11% on a currency-neutral basis
•First quarter gross dollar volume up 10% and purchase volume up 11%, on a local currency basis
Purchase, NY - May 1, 2024 - Mastercard Incorporated (NYSE: MA) today announced financial results for the first quarter 2024.

“Our momentum continued this quarter, as we delivered strong revenue and earnings growth powered by healthy consumer spending, strong cross-border volume growth of 18%1 year-over-year, and new deal wins in every region,” said Michael Miebach, CEO of Mastercard. “We are driving growth in electronic payments by scaling innovative technologies like tokenization. That’s why people choose Mastercard - for a simple, seamless and secure way to pay.”

Quarterly Results

First Quarter Operating Results			Increase / (Decrease)
$ in billions, except per share data	Q1 2024	Q1 2023	Reported GAAP	Currency-neutral
Net revenue	$6.3	$5.7	10%	11%
Operating expenses	$2.7	$2.6	5%	5%
Operating income	$3.6	$3.1	15%	15%
Operating margin	56.8%	54.6%	2.2 ppt	2.4 ppt
Effective income tax rate	15.4%	17.2%	(1.9) ppt	(2.0) ppt
Net income	$3.0	$2.4	28%	28%
Diluted EPS	$3.22	$2.47	30%	31%

Key First Quarter Non-GAAP Results [2]			Increase / (Decrease)
$ in billions, except per share data	Q1 2024	Q1 2023	As adjusted	Currency-neutral
Net revenue	$6.3	$5.7	10%	11%
Adjusted operating expenses	$2.6	$2.4	9%	9%
Adjusted operating margin	58.8%	58.2%	0.5 ppt	0.7 ppt
Adjusted effective income tax rate	15.9%	18.3%	(2.3) ppt	(2.4) ppt
Adjusted net income	$3.1	$2.7	16%	16%
Adjusted diluted EPS	$3.31	$2.80	18%	19%
[1] Mastercard-branded programs only; on a local currency basis.
[2] The Key First Quarter Non-GAAP Results exclude the impact of gains and losses on the Company’s equity investments, special items as described on page 9 (“First Quarter Special Items”) and/or the translational and transactional impact of currency and the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments. See page 9 for the Company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Q1 2024 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 10%	up 18%	up 13%

The following information is provided to aid in understanding Mastercard’s first quarter 2024 results, versus the year ago period.
•Net revenue increased 10%, or 11% on a currency-neutral basis. The increase was attributable to growth in our payment network and our value-added services and solutions.
▪Payment network net revenue increased 7%, or 8% on a currency-neutral basis. Primary drivers of the increase were as follows:
•Gross dollar volume growth of 10%, on a local currency basis, to $2.3 trillion.
•Cross-border volume growth of 18% on a local currency basis.
•Switched transactions growth of 13%.
This increase in payment network net revenue includes growth in payment network rebates and incentives provided to customers. Payment network rebates and incentives increased 20%, as reported and on a currency-neutral basis, primarily due to an increase in our key drivers as well as new and renewed deals.
▪Value-added services and solutions net revenue increased 16%, or 15% on a currency-neutral basis. The increase was driven primarily by strong growth in our underlying key drivers and continued demand for our consulting and marketing services, loyalty solutions and fraud and security capabilities. This was partially tempered by slower relative growth in our other solutions.
•Total operating expenses increased 5% due to higher general and administrative expenses, partially offset by lower litigation provisions and advertising and marketing expenses. Excluding the impact of First Quarter Special Items, adjusted operating expenses increased 9%, as adjusted and on a currency-neutral basis, due to higher general and administrative expenses, partially offset by lower advertising and marketing expenses.
•Other income (expense) was favorable $237 million versus the year ago period, primarily due to net gains in the current year versus net losses in the prior year related to unrealized fair market value adjustments on marketable and nonmarketable equity securities, and an increase in our investment income. Adjusted other income (expense) was favorable $19 million versus the prior year, primarily due to an increase in our investment income, partially offset by increased interest expense related to our 2023 debt issuances.
•The effective tax rate for the first quarter of 2024 was 15.4%, versus 17.2% for the comparable period in 2023. The adjusted effective tax rate for the first quarter of 2024 was 15.9%, versus 18.3% for the comparable period in 2023. Both the as reported and as adjusted effective tax rates were lower versus the comparable period in 2023 primarily due to a change in our geographic mix of earnings as well as discrete tax benefits related to share-based payments.
•As of March 31, 2024, the Company’s customers had issued 3.4 billion Mastercard and Maestro-branded cards.

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Return of Capital to Shareholders
During the first quarter of 2024, Mastercard repurchased 4.4 million shares at a cost of $2.0 billion and paid $616 million in dividends.
Quarter-to-date through April 26, the Company repurchased 1.7 million shares at a cost of $815 million, which leaves $11.3 billion remaining under the approved share repurchase programs.
First Quarter 2024 Financial Results Conference Call Details
At 9:00 a.m. ET today, the Company will host a conference call to discuss its first quarter 2024 results. The dial-in information for this call is 1-888-330-2508 (Toll-free) and 1-240-789-2735 (Toll dial-in), using passcode 6451878. A replay of the call will be available for 30 days and can be accessed by dialing 1-800-770-2030 (Toll-free) and 1-647-362-9199 (Toll dial-in), using passcode 6451878.
A live audio webcast of this call, along with presentation slides, can also be accessed through the Investor Relations section of the Company’s website at investor.mastercard.com.
Forward-Looking Statements
This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to the Company’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.
Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:
•regulation related to the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates and surcharging)
•the impact of preferential or protective government actions
•regulation of privacy, data, AI, information security and the digital economy
•regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, countering the financing of terrorism, economic sanctions and anti-corruption, account-based payments systems, and issuer and acquirer practices regulation)
•the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions
•potential or incurred liability and limitations on business related to any litigation or litigation settlements
•the impact of competition in the global payments industry (including disintermediation and pricing pressure)

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•the challenges relating to rapid technological developments and changes
•the challenges relating to operating a real-time account-based payments system and to working with new customers and end users
•the impact of information security incidents, account data breaches or service disruptions
•issues related to our relationships with our stakeholders (including loss of substantial business from significant customers, competitor relationships with our customers, consolidation amongst our customers, merchants’ continued focus on acceptance costs and unique risks from our work with governments)
•the impact of global economic, political, financial and societal events and conditions, including adverse currency fluctuations and foreign exchange controls
•reputational impact, including impact related to brand perception and lack of visibility of our brands in products and services
•the impact of environmental, social and governance matters and related stakeholders reaction
•the inability to attract and retain a highly qualified and diverse workforce, or maintain our corporate culture
•issues related to acquisition integration, strategic investments and entry into new businesses
•exposure to loss or illiquidity due to our role as guarantor as well as other contractual obligations and discretionary actions we may take
•issues related to our Class A common stock and corporate governance structure
For additional information on these and other factors that could cause the Company’s actual results to differ materially from expected results, please see the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and any subsequent reports on Forms 10-Q and 8-K.

About Mastercard (NYSE: MA)
Mastercard is a global technology company in the payments industry. Our mission is to connect and power an inclusive, digital economy that benefits everyone, everywhere by making transactions safe, simple, smart and accessible. Using secure data and networks, partnerships and passion, our innovations and solutions help individuals, financial institutions, governments and businesses realize their greatest potential. With connections across more than 210 countries and territories, we are building a sustainable world that unlocks priceless possibilities for all.
www.mastercard.com

Contacts:

Investor Relations:	Media Relations:
Devin Corr or Jud Staniar	Seth Eisen
investor.relations@mastercard.com	Seth.Eisen@mastercard.com
914-249-4565	914-249-3153

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Consolidated Statement of Operations (Unaudited)
	Three Months Ended March 31,
	2024	2023
	(in millions, except per share data)
Net Revenue	$6,348	$5,748
Operating Expenses:
General and administrative	2,286	2,043
Advertising and marketing	116	167
Depreciation and amortization	216	191
Provision for litigation	126	211
Total operating expenses	2,744	2,612
Operating income	3,604	3,136
Other Income (Expense):
Investment income	95	55
Gains (losses) on equity investments, net	6	(212)
Interest expense	(150)	(132)
Other income (expense), net	3	6
Total other income (expense)	(46)	(283)
Income before income taxes	3,558	2,853
Income tax expense	547	492
Net Income	$3,011	$2,361
Basic Earnings per Share	$3.23	$2.48
Basic weighted-average shares outstanding	933	953
Diluted Earnings per Share	$3.22	$2.47
Diluted weighted-average shares outstanding	935	956

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Consolidated Balance Sheet (Unaudited)
	March 31, 2024	December 31, 2023
	(in millions, except per share data)

Assets
Current assets:
Cash and cash equivalents	$7,293	$8,588
Restricted security deposits held for customers	1,861	1,845
Investments	364	592
Accounts receivable	4,231	4,060
Settlement assets	1,647	1,233
Prepaid expenses and other current assets	3,028	2,643
Total current assets	18,424	18,961
Property, equipment and right-of-use assets, net of accumulated depreciation and amortization of $2,304 and $2,237, respectively	2,077	2,061
Deferred income taxes	1,329	1,355
Goodwill	7,545	7,660
Other intangible assets, net of accumulated amortization of $2,284 and $2,209, respectively	4,123	4,086
Other assets	9,104	8,325
Total Assets	$42,602	$42,448

Liabilities, Redeemable Non-controlling Interests and Equity
Current liabilities:
Accounts payable	$790	$834
Settlement obligations	1,824	1,399
Restricted security deposits held for customers	1,861	1,845
Accrued litigation	595	723
Accrued expenses	8,062	8,517
Short-term debt	2,086	1,337
Other current liabilities	1,687	1,609
Total current liabilities	16,905	16,264
Long-term debt	13,543	14,344
Deferred income taxes	345	369
Other liabilities	4,501	4,474
Total Liabilities	35,294	35,451

Commitments and Contingencies

Redeemable Non-controlling Interests	22	22

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,403 and 1,402 shares issued and 924 and 927 shares outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 7 shares issued and outstanding	—	—
Additional paid-in-capital	5,920	5,893
Class A treasury stock, at cost, 479 and 475 shares, respectively	(62,434)	(60,429)
Retained earnings	64,959	62,564
Accumulated other comprehensive income (loss)	(1,202)	(1,099)
Mastercard Incorporated Stockholders' Equity	7,243	6,929
Non-controlling interests	43	46
Total Equity	7,286	6,975
Total Liabilities, Redeemable Non-controlling Interests and Equity	$42,602	$42,448

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Consolidated Statement of Cash Flows (Unaudited)
	Three Months Ended March 31,
	2024	2023
	(in millions)
Operating Activities
Net income	$3,011	$2,361
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer incentives	411	378
Depreciation and amortization	216	191
(Gains) losses on equity investments, net	(6)	212
Share-based compensation	108	108
Deferred income taxes	3	(129)
Other	32	2
Changes in operating assets and liabilities:
Accounts receivable	(219)	(38)
Settlement assets	(417)	35
Prepaid expenses	(1,490)	(761)
Accrued litigation and legal settlements	(127)	9
Restricted security deposits held for customers	16	40
Accounts payable	(21)	(184)
Settlement obligations	430	(241)
Accrued expenses	(446)	(506)
Net change in other assets and liabilities	171	442
Net cash provided by operating activities	1,672	1,919
Investing Activities
Purchases of investment securities available-for-sale	(95)	(50)
Purchases of investments held-to-maturity	(66)	(26)
Proceeds from sales of investment securities available-for-sale	22	4
Proceeds from maturities of investment securities available-for-sale	67	51
Proceeds from maturities of investments held-to-maturity	284	24
Purchases of property and equipment	(157)	(110)
Capitalized software	(221)	(242)
Purchases of equity investments	(8)	(22)
Proceeds from sales of equity investments	—	44
Other investing activities	—	(70)
Net cash used in investing activities	(174)	(397)
Financing Activities
Purchases of treasury stock	(1,992)	(2,878)
Dividends paid	(616)	(545)
Proceeds from debt, net	—	1,489
Tax withholdings related to share-based payments	(170)	(76)
Cash proceeds from exercise of stock options	97	53
Other financing activities	—	2
Net cash used in financing activities	(2,681)	(1,955)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(95)	37
Net decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	(1,278)	(396)
Cash, cash equivalents, restricted cash and restricted cash equivalents - beginning of period	10,465	9,196
Cash, cash equivalents, restricted cash and restricted cash equivalents - end of period	$9,187	$8,800

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Non-GAAP Financial Information
Mastercard discloses the following non-GAAP financial measures: adjusted operating expenses, adjusted operating margin, adjusted other income (expense), adjusted effective income tax rate, adjusted net income and adjusted diluted earnings per share (as well as related applicable growth rates versus the comparable period in the prior year). As described more fully below, these non-GAAP financial measures exclude the impact of gains and losses on the Company’s equity investments which includes mark-to-market fair value adjustments, impairments and gains and losses upon disposition, as well as the related tax impacts. These non-GAAP financial measures also exclude the impact of special items, where applicable, which represent litigation judgments and settlements and certain one-time items, as well as the related tax impacts. The Company excludes these special items because management evaluates the underlying operations and performance of the Company separately from these recurring and nonrecurring items.
In addition, the Company presents growth rates adjusted for the impact of currency, which is a non-GAAP financial measure. Currency-neutral growth rates are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts on operating results, as well as removing the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments. The impact of currency translation represents the effect of translating operating results where the functional currency is different from the Company’s U.S. dollar reporting currency. The impact of the transactional currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency of the entity. The impact of the related realized gains and losses resulting from the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments is recognized in the respective financial statement line item on the statement of operations when the underlying forecasted transactions impact earnings. The Company believes the presentation of currency-neutral growth rates provides relevant information to facilitate an understanding of its operating results.
The Company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The Company’s management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation.
The Company includes reconciliations of the requisite non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial measures should not be considered in isolation or as a substitute for the Company’s related financial results prepared in accordance with GAAP.

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Non-GAAP Reconciliations (QTD)
	Three Months Ended March 31, 2024
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$2,744	56.8%	$(46)	15.4%	$3,011	$3.22
(Gains) losses on equity investments [1]	**	**	(6)	—%	(5)	(0.01)
Litigation provisions [2]	(126)	2.0%	**	0.5%	87	0.09
Adjusted - Non-GAAP	$2,617	58.8%	$(52)	15.9%	$3,093	$3.31

	Three Months Ended March 31, 2023
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$2,612	54.6%	$(283)	17.2%	$2,361	$2.47
(Gains) losses on equity investments [1]	**	**	212	—%	176	0.18
Litigation provisions [3]	(211)	3.7%	**	1.1%	140	0.15
Adjusted - Non-GAAP	$2,401	58.2%	$(71)	18.3%	$2,678	$2.80

	Three Months Ended March 31, 2024 as compared to the Three Months Ended March 31, 2023
	Increase/(Decrease)
	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	5%	2.2	ppt	(1.9)	ppt	28%	30%
(Gains) losses on equity investments [1]	**	**		—	ppt	(9)%	(9)%
Litigation provisions [2,3]	4%	(1.7)	ppt	(0.5)	ppt	(3)%	(3)%
Adjusted - Non-GAAP	9%	0.5	ppt	(2.3)	ppt	16%	18%
Currency impact [4]	—%	0.1	ppt	(0.1)	ppt	1%	—%
Adjusted - Non-GAAP - currency-neutral	9%	0.7	ppt	(2.4)	ppt	16%	19%
Note:    Tables may not sum due to rounding.
**    Not applicable

Gains and Losses on Equity Investments
1.Q1’24 net pre-tax gains of $6 million and Q1’23 net pre-tax losses of $212 million primarily related to unrealized fair market value adjustments on marketable and nonmarketable equity securities.
First Quarter Special Items
2.Q1’24 pre-tax charges of $126 million primarily due to a legal provision associated with the ATM non-discrimination rule surcharge complaints.
3.Q1’23 pre-tax charges of $211 million as a result of a change in estimate related to the claims of merchants who opted out of the U.S. merchant class litigation.
Other Notes
4.Represents the translational and transactional impact of currency and the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments.

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Mastercard Incorporated Operating Performance
	For the 3 Months Ended March 31, 2024
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$570	1.6%	6.5%	$425	8.4%	10,530	12.0%	$146	1.2%	1,446	944
Canada	62	8.7%	8.3%	60	7.9%	981	11.7%	2	19.9%	8	82
Europe	740	13.5%	15.8%	589	17.2%	16,603	16.5%	150	10.3%	922	837
Latin America	205	23.7%	20.7%	143	21.0%	5,972	17.7%	62	20.1%	464	460
Worldwide less United States	1,578	9.8%	12.5%	1,217	13.9%	34,087	15.1%	360	7.9%	2,840	2,322
United States	712	6.0%	6.0%	652	6.6%	9,889	7.0%	60	0.2%	273	684
Worldwide	2,290	8.6%	10.4%	1,869	11.3%	43,977	13.2%	421	6.7%	3,113	3,006
Mastercard Credit and Charge Programs
Worldwide less United States	711	7.8%	12.0%	673	12.0%	14,788	12.8%	38	11.3%	163	802
United States	364	6.3%	6.3%	354	6.4%	3,731	6.6%	10	2.9%	9	333
Worldwide	1,075	7.3%	10.0%	1,027	10.0%	18,519	11.5%	49	9.4%	171	1,135
Mastercard Debit Programs
Worldwide less United States	866	11.6%	13.0%	544	16.5%	19,299	17.0%	322	7.5%	2,677	1,520
United States	348	5.7%	5.7%	298	6.8%	6,159	7.3%	50	(0.3)%	265	351
Worldwide	1,215	9.8%	10.8%	842	12.8%	25,458	14.5%	372	6.4%	2,942	1,871

	For the 3 Months ended March 31, 2023
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$562	2.5%	10.8%	$413	13.8%	9,402	14.7%	$148	3.1%	1,489	904
Canada	57	8.9%	16.3%	55	15.8%	879	17.5%	2	34.4%	6	74
Europe	651	16.5%	25.3%	509	30.6%	14,252	18.2%	142	9.5%	917	738
Latin America	166	20.6%	20.4%	117	21.8%	5,074	17.2%	49	17.1%	406	382
Worldwide less United States	1,436	10.7%	18.3%	1,095	22.1%	29,607	16.9%	341	7.7%	2,819	2,099
United States	672	8.6%	8.6%	612	9.0%	9,239	6.7%	60	4.4%	278	635
Worldwide	2,108	10.0%	15.0%	1,707	17.0%	38,846	14.3%	401	7.2%	3,097	2,733
Mastercard Credit and Charge Programs
Worldwide less United States	660	9.6%	17.1%	623	17.1%	13,108	11.4%	37	17.1%	164	757
United States	342	14.6%	14.6%	332	14.3%	3,499	13.9%	10	26.9%	9	314
Worldwide	1,002	11.3%	16.2%	956	16.1%	16,607	12.0%	47	19.1%	173	1,070
Mastercard Debit Programs
Worldwide less United States	777	11.7%	19.4%	472	29.3%	16,500	21.6%	305	6.7%	2,655	1,342
United States	330	2.9%	2.9%	279	3.3%	5,740	2.8%	50	0.9%	269	321
Worldwide	1,106	8.9%	13.9%	751	18.2%	22,240	16.1%	355	5.8%	2,924	1,663

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year ago period.

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Footnote
The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.
Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.
For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements and includes the impact of balance transfers and convenience checks obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.
The Mastercard payment products are comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of currencies against the U.S. dollar in calculating such rates of change.
The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard or Mastercard’s customers.
Performance information for prior periods can be found in the Investor Relations section of the Mastercard website at investor.mastercard.com.

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